Exhibit 99.1

NEWS RELEASE

RANGE ANNOUNCES PRICING OF COMMON STOCK OFFERING

FORT WORTH, TEXAS, JUNE 12, 2014 – RANGE RESOURCES CORPORATION (NYSE: RRC) today announced that it has priced a public offering of 4,560,000 shares of its common stock for total estimated gross proceeds (before deducting underwriters’ compensation and estimated expenses) of approximately $400 million. The Company granted the underwriters an option for 30 days to purchase up to an additional 684,000 shares of the Company’s common stock. The offering is expected to close on or about June 17, 2014.

The Company expects to use the net proceeds from this offering to fund the early redemption of its previously called 8% Senior Subordinated Notes and for general corporate purposes.

BofA Merrill Lynch and J.P. Morgan are acting as joint book-running managers and have offered the shares at prevailing market prices or otherwise from time to time through the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise. A copy of the final prospectus supplement and related base prospectus for the offering may be obtained on the Securities and Exchange Commission (“SEC”) website at www.sec.gov. Alternatively, the underwriters will arrange to send you the final prospectus supplement and related base prospectus if you request them by contacting BofA Merrill Lynch at 222 Broadway, New York, New York 10038, Attention: Prospectus Department, e-mail: dg.prospectus_requests@baml.com or J.P. Morgan via Broadridge Financial Solutions at 1155 Long Island Avenue, Edgewood, New York 11717, telephone: (866) 803-9204.

This offering is made pursuant to an effective shelf registration statement and prospectus filed by Range with the Securities and Exchange Commission (“SEC”). This press release shall not constitute an offer to sell or the solicitation of an offer to buy the shares described herein, nor shall there be any sale of these shares in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

RANGE RESOURCES CORPORATION is a leading independent oil and natural gas producer with operations focused in Appalachia and the Midcontinent region of the United States. The Company pursues an organic growth strategy targeting high return, low-cost projects within its large inventory of low risk, development drilling opportunities. The Company is headquartered in Fort Worth, Texas. More information about Range can be found at rangeresources.com.

All statements, except for statements of historical fact, made in this release regarding activities, events or developments the Company expects, believes or anticipates will or may occur in the future, such as those regarding the final consummation of the transactions and satisfaction of the required conditions to closing are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and Range’s future performance are subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the volatility of oil and gas prices, the results of our hedging transactions, the costs and results of drilling and operations, the timing of production, mechanical and other inherent risks associated with oil and gas production, weather, the availability of drilling equipment, changes in interest rates, litigation, uncertainties about reserve estimates, environmental risks and regulatory changes. Range undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in Range’s filings with the Securities and Exchange Commission (“SEC”), which are incorporated by reference.

2014-13

SOURCE: Range Resources Corporation

Range Investor Contacts:

Rodney Waller, Senior Vice President

817-869-4258

rwaller@rangeresources.com

David Amend, Investor Relations Manager

817-869-4266

damend@rangeresources.com

Laith Sando, Research Manager

817-869-4267

lsando@rangeresources.com

Michael Freeman, Financial Analyst

817-869-4264

mfreeman@rangeresources.com

or

Range Media Contact:

Matt Pitzarella, Director of Corporate Communications

724-873-3224

mpitzarella@rangeresources.com

www.rangeresources.com